Exhibit 1.1

EXECUTION VERSION

8,800,000 American Depositary Shares

Each representing 50 Ordinary Shares

TRINA SOLAR LIMITED

UNDERWRITING AGREEMENT

June 5, 2014

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
United States of America

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
United States of America

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
United States of America

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

As Representatives of the several Underwriters
named in Schedule A hereto,

Dear Sirs:

1.                                      Introductory.  Trina Solar Limited, an exempted company limited by shares under the laws of the Cayman Islands (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) for whom you are acting as representatives (you, in such capacity, the “Representatives”) to issue and sell to the several Underwriters up to 8,800,000 American Depositary Shares (“ADSs” and each an “ADS”), each representing fifty ordinary shares, par value $0.00001 per share, of the Company (“Shares”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,320,000 additional ADSs as described in Section 3 hereof. The aforesaid 8,800,000 ADSs (the “Firm Securities”) and all or any part of the 1,320,000 ADSs subject to the option described in Section 3 hereof (the “Optional Securities”) are hereinafter collectively called the “Offered Securities”.

The Shares to be represented by the Offered Securities are to be deposited pursuant to a deposit agreement, dated as of December 18, 2006, as amended and restated on December 2, 2008 (the “Deposit Agreement”), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the owners and beneficial owners from time to time of the American Depositary Receipts (“ADRs”) to be issued under the Deposit Agreement and evidencing the Offered Securities.

Concurrently with the issuance and offering of the Offered Securities, the Company is offering  US$150,000,000 principal amount of its 3.5% Convertible Senior Notes due 2019 (the “Notes”) convertible into ADSs in reliance on the exemption from registration provided by Rule 144A under the Act (as defined below) and Regulation S under the Act. Deutsche Bank Securities Inc., Barclays Capital Inc., J.P. Morgan Securities LLC. and Goldman Sachs (Asia) L.L.C. are acting as initial purchasers (collectively the “Initial Purchasers”) in the concurrent offering of the Notes. The Company has granted the Initial Purchasers an option to purchase up to an additional US$22,500,000 aggregate principal amount of Notes. The Company and the Initial Purchasers will be entering into a purchase agreement with respect to such concurrent offering.

2.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, you that:

(a)                                 Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission (as defined below) a registration statement on Form F-3 (No. 333-196517), including a related prospectus or prospectuses, covering the registration of the Shares to be represented by the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time (as defined below).  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (No. 333-139161) and a related prospectus for the registration under the Act of the ADSs evidenced by ADRs, which has become effective, have filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required.  The registration statement on Form F-6 for the registration of the ADSs evidenced by ADRs, as amended, is hereinafter called the “ADR Registration Statement.”

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the United States Securities of 1933, as amended.

“Applicable Time” means 11:59 p.m. (Eastern time) on June 5, 2014.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”),  the  Act,  the  Exchange  Act,  the  Rules  and  Regulations,  the  auditing principles,  rules,  standards  and  practices  applicable  to  auditors  of  “issuers”  (as  defined  in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“NYSE”) and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time,  including  any  document  incorporated  by  reference,  all  430B Information  and  all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)                                 Compliance with Securities Act Requirements.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on each Closing Date, each of the Registration Statement, the ADR Registration Statement and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on a Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 15 hereof.

At the time the ADR Registration Statement became effective and on each Closing Date, the ADR Registration Statement complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  Automatic Shelf Registration Statement.

(i)                                     Well-Known Seasoned Issuer Status.  (A)  At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a

“well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)                                  Effectiveness  of  Automatic  Shelf  Registration  Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective not more than three years prior to the date of this Agreement.

(iii)                               Eligibility to Use Automatic Shelf Registration Form.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Offered Securities remain unsold by any Underwriter the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares represented by the Offered Securities, in a form satisfactory to the Representatives, (iii) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offer and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)                              Filing Fees.  The Company has paid or shall pay the required Commission filing fees relating to the Shares represented by the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)                                 Ineligible Issuer Status.  (i)  At the earliest time after the filing of the Registration Statement that the Company made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any Subsidiary (as hereinafter defined) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(e)                                  General Disclosure Package.  As of the Applicable Time and as of each Closing Date, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated June 4, 2014 and each General Use Issuer Free Writing Prospectus, and the other information,  if  any,  stated  in  Schedule  B  to  this  Agreement  to  be  included  in  the  General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any  material  fact  necessary  in  order  to  make  the  statements  therein,  in  the  light  of  the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 15 hereof.

(f)                                   Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described  in  the  next  sentence,  did  not,  does not  and  will  not  include  any  information  that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package or the Final Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)                                  No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering. There are also no arrangements, agreements, understandings, payments or issuance with respect to the Company, or any of its officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (the “FINRA”).

(h)                                 Independent Accountants.  Deloitte Touche Tohmatsu, who certified the financial statements  and  supporting  schedules for the year ended December 31, 2011 and as of December 31, 2011, and KPMG who certified the financial statements  and  supporting  schedules for the years ended December 31, 2012 and 2013 and as of

December 31, 2012 and 2013,  if  any,  included  in  the  Registration  Statement,  are independent public accountants as required by the Act and the Rules and Regulations.

(i)                                     Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”) applied on a consistent basis throughout the periods involved.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(j)                                    No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or its Subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its Subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(k)                                 Organization of the Company.  The Company has been duly organized and is validly existing under the laws of the Cayman Islands, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement (together, the “Principal Agreements”),  and  is  duly  qualified  to  transact  business  and  is  in  good  standing,  where applicable, in any jurisdiction in which it owns or leases any properties or conducts any business except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).  The Company’s Amended and Restated Memorandum and Articles of Association (the “Articles of Association”) comply with the requirements of Cayman Islands law.  The Articles of Association are in full force and effect.

(l)                                     Organization of Subsidiaries.  Each of the Company’s  Subsidiaries (as listed in Schedule C hereto)  has  been  duly organized  and  is  validly existing as a corporation in good standing, where applicable, under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties, if any, and to conduct its business as described in the Registration Statement, the General Disclosure Package  and  the  Final  Prospectus  and  is  duly  qualified  to  transact  business  and  is  in  good standing, where applicable, in any other jurisdiction in which it owns or leases any properties or conducts any business except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or equity interest of each Subsidiary has been duly authorized and validly issued and is fully paid and is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; and none of the outstanding shares of capital stock or equity interest of each Significant Subsidiary (as listed in Schedule C hereto) was  issued  in  violation  of  the  preemptive  or  similar  rights  of  any  security holder  of  such Significant Subsidiary. Other than the Subsidiaries, the Company does not own, directly or indirectly, any entity.

(m)                             Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Final Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Final Prospectus).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.  Except as otherwise disclosed in the General Disclosure Package and the Registration Statement, there are no outstanding securities convertible into or exchangeable for, or warrants or rights to purchase from the Company Shares or  any  other  shares  of  capital  stock  of  the  Company  or  its  Subsidiaries  nor  are  there  any obligations  of  the  Company  to  allot,  issue  or  transfer,  the  Offered  Securities;  the  Offered Securities are freely transferable by the Company to or for the account of the Underwriters and (to the extent described in the General Disclosure Package and the Final Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered Securities under the laws of the Cayman Islands or the United States.

(n)                                 Authorization of Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(o)                                 Authorization of Deposit Agreement.  The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(p)                                 Validity of ADRs.  Upon the due issuance by the Depositary of ADRs evidencing the ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

(q)                                 No Limitation on Vote, Transfer and Payment of Dividends.  Except as set forth in the Articles  of  Association,  the  Deposit  Agreement,  the  General  Disclosure  Package  or  the Registration  Statement  and,  except  for  applicable  securities  law  restrictions  on  the  sale  of securities, there are no limitations on the rights of holders of Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities, and no approvals are currently required in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Shares, including the Depositary and, except as disclosed in the General  Disclosure  Package  and  the  Registration  Statement,  no  such  dividends  or  other distributions will be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and may be so paid without the necessity of obtaining any Governmental License (as defined in Section 2(bb)) in the Cayman Islands.

(r)                                    Authorization and Description of Offered Securities.  The Offered Securities have been duly authorized for issuance and, when issued and delivered by the Company against payment therefor in accordance with this Agreement and, in the case of the ADSs, the Deposit Agreement, will be validly issued, fully paid and non-assessable, assuming due issuance of the Offered Securities by the Depositary, and will be issued free and clear of all liens, encumbrances or claims; the Shares, the ADRs and the ADSs conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, including statements under the captions “Description of Securities,” “Description of Share Capital” and “Description  of  American  Depositary  Shares”  and  such  descriptions  conform  in  all  material respects to the rights set forth in the instruments defining the same; except as disclosed in the General Disclosure Package or the Registration Statement, no holder of the Offered Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Offered Securities to be delivered by the Company is not subject to the preemptive or other similar rights of any security holder of the Company.

(s)                                   Absence of Defaults and Conflicts.  Except as disclosed in the General Disclosure Package and the Registration Statement, neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or other constituent or organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of each of the Principal Agreements and the consummation of the transactions contemplated in each of the Principal Agreements by the Company (including the offer of the Offered Securities by the Company) and compliance by the Company with its obligations under each of the Principal Agreements  have  been  duly  authorized  by  all  necessary  corporate  action  and  received  all necessary approvals from any governmental or regulatory body and the necessary sanction or consent of its shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and  Instruments  (except  for  such  conflicts,  breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other constituent or organizational documents or business license or other organizational document of the Company or any of its Subsidiaries or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(t)                                    Arrangements with Directors, Executive Officers and Affiliates. Except as disclosed in the General Disclosure Package or the Registration Statement or filed as exhibits thereto, no material indebtedness  (actual  or  contingent)  and  no  material  contract  or  arrangement  is  outstanding between the Company or its Subsidiaries and any director or executive officer of the Company or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest). There are no relationships or transactions between the Company or any of its Subsidiaries on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand that are required to be disclosed under the Act or the Rules and Regulations but are not disclosed in the Registration Statement.

(u)                                 Absence of Labor Dispute.  No labor dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(v)                                 Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before  or  brought  by  any  court  or  governmental  agency  or  body,  domestic  or  foreign,  now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, any Subsidiary, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in a Material Adverse Effect, or that might materially and adversely affect the consummation of the transactions contemplated in the Principal Agreements or the performance by the Company of its obligations thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or its Subsidiaries is a party or of which any of their  respective  property  or  assets  is  the  subject  that  are  not  described  in  the  Registration Statement, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, would not reasonably be expected to result in a Material Adverse Effect.

(w)                               Accuracy of Exhibits.  There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

(x)                                 Possession of Intellectual Property.  The Company and its Subsidiaries own or possess or otherwise have the legal right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(y)                                 Absence of Further Requirements for the Offering.  No filing with, or authorization, approval,  consent,  license,  order,  registration,  qualification  or  decree  of,  any  court  or governmental authority or agency or any stock exchange authority is necessary or required to be made or obtained by the Company for the performance by the Company of its obligations under any of the Principal Agreements in connection with the offer or delivery of the Offered Securities hereby, except such as have been already filed, obtained or as may be required under the Act or the Rules and Regulations or U.S. federal, state or local securities or blue sky laws or stock exchange rules and regulations.

(z)                                  Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(aa)                          Dividends. Except as disclosed in the Registration Statement and the General Disclosure Package, none of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on its equity interest, or from transferring any of its property or assets to the Company; except as disclosed in the Registration Statements and the General Disclosure Package, all dividends and other distributions declared and payable upon the equity interests in Trina China to the Company may be converted into foreign currency that may be freely transferred out of the People’s Republic of China (the “PRC”) and, except as disclosed in the Registration Statement and the General Disclosure Package,  all such dividends and other distributions are not and will not be subject to withholding or other taxes under the current laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, in each case without the necessity of obtaining any governmental or regulatory authorization in the PRC, except such as have been obtained.

(bb)                          Possession  of  Licenses  and  Permits.  Except as disclosed in the General Disclosure Package and the Registration Statement, each  of  the  Company  and  its  Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate national, local or other regulatory agencies or bodies required for the authorization, execution and delivery by the Company of any of the Principal Agreements or necessary to conduct the business now operated by them, with such exceptions as would not have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would  not,  individually  or  in  the  aggregate,  have  a  Material  Adverse  Effect;  all  of  the Governmental Licenses are valid and in full force and effect, except where the invalidity or failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; none of the Governmental Licenses contains any materially burdensome restrictions or conditions not described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and neither the Company nor its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or has any reason to believe that any such Governmental License will be revoked, modified or suspended.

(cc)                            Title to Property.  The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions, or encumbrances of any kind except such as (a) are described in the Registration Statement, the General  Disclosure  Package  and  the  Final  Prospectus  or  (b)  do  not,  individually  or  in  the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; all of the leases and subleases  material  to  the  business  of  the  Company  and  its  Subsidiaries,  considered  as  one enterprise, and under which the Company or its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Final Prospectus, are in full force and effect, and neither the Company nor its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(dd)                          Investment Company Act.  The Company is not, and upon the issuance and delivery of the Offered Securities as contemplated herein, will not be, required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, immediately after the offering of the Offered Securities.

(ee)                            Environmental Laws.  Except as described in the General Disclosure Package and the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor its Subsidiaries is in violation of any national, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its Subsidiaries and (D) there are no material events or circumstances that might reasonably be expected to form the basis of an order for clean- up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ff)                              PFIC  Status.  Based  on  the  projected  composition  of  the  Company’s  income  and valuation of its assets, including goodwill, the Company does not expect to become a “passive foreign investment company”, as defined in Section 1296(a) of the United States Internal Revenue Code of 1986, as amended, in the future.

(gg)                            Registration Rights.  Except as described in the General Disclosure Package and the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

(hh)                          Accounting Controls and Disclosure Controls.  The Company and its Subsidiaries as a whole  maintain  a  system  of  internal  accounting  controls  sufficient  to  provide  reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) financial reports are prepared on a timely basis based on the transactions recorded pursuant to clause (B) above under US GAAP. These reports provide the basis for the preparation of the Company’s consolidated financial statements under US GAAP and have been maintained in compliance with applicable laws.  Except as described in the General Disclosure Package and the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its Subsidiaries as a whole employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(ii)                                  Compliance with  Sarbanes-Oxley.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of Sarbanes-Oxley and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(jj)                                Payment of Taxes.  All material income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for taxes, if any, that are being contested in good faith and as to which adequate reserves have been provided or the non- payment of which would not result in a Material Adverse Effect. The tax returns of the Company through  the  fiscal  year  ended  December  31,  2013  have  been  settled  and  no  assessment  in connection therewith has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(kk)                          Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material

Adverse Change.  Neither of the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.  So far as the Company is aware  (x)  there  are  no  circumstances  which  would  reasonably  be  expected  to  render  such insurance void or voidable and there is no material insurance claim made by or against the Company or its Subsidiaries, pending, threatened or outstanding and (y) no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(ll)                                  Statistical and Market-Related Data.  Any statistical and market-related data included or incorporated by reference in the Registration Statement and the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources.

(mm)                  MD&A  Description.  The  section  entitled  “Operating  and  Financial Review  and Prospects” in the Company’s Annual Report on Form 20-F incorporated by reference in the General Disclosure Package, the Registration Statement and the Final Prospectus accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(nn)                          Management Review.  The Company’s management have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with its legal advisers and independent accountants with regards to such disclosure.

(oo)                          Liquidity and Capital Resources.  The section entitled “Operating and Financial Review and Prospects —Liquidity and Capital Resources” in the Company’s Annual Report on Form 20-F incorporated by reference in the General Disclosure Package, the Registration Statement and the Final Prospectus accurately and fully describes all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur. None of the Company or its Subsidiaries is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or its Subsidiaries, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used herein in this Section 2(oo), the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(pp)                          Stamp Duty; Transfer Tax.  Except as disclosed in the General Disclosure Package, under the laws and regulations of the Cayman Islands, no transaction, stamp,

capital or other issuance, registration or transfer taxes or duties are payable in the Cayman Islands by or on behalf of any Underwriter to any Cayman Islands taxing authority in connection with (A) the issuance and the delivery by the Company to the Underwriters of the Offered Securities, (B) the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, (C) the holding or transfer of the Offered Securities outside the Cayman Islands, (D) the deposit of the certificates representing the Shares by the Company with The Hongkong and Shanghai Banking Corporation Limited and the issuance and delivery of the ADRs, or (E) the execution and delivery of any Principal Agreement by the Company.

(qq)                          Accuracy of Information. There are no legal or governmental proceedings, statutes, contracts  or  documents  that  are  required  under  the  Act  or  the  Rules  and  Regulations  to  be described in the Registration Statement, the General Disclosure Package and the Final Prospectus which have not been so described. The description in the Registration Statement, the General Disclosure Package and the Final Prospectus of statutes, legal and governmental proceedings and contracts and other documents is accurate and presents the information required to be shown in all material respects. All material information which ought to have been supplied or disclosed by the Company  and  its  directors  and/or  executive  officers  to  the  Underwriters,  Deloitte  Touche Tohmatsu, KPMG or the legal or other professional advisers to the Underwriters or the Company for the purposes of or in the course of preparation of the Registration Statement, the General Disclosure Package and the Final Prospectus has been supplied or disclosed by the Company and its directors and executive officers and nothing has occurred since the date the same was supplied or disclosed which requires the same to be amended or updated in any material respect.

(rr)                                Choice of Law; Consent to Jurisdiction; Appointment of Agent for Service of Process. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands.  The Company has the power to submit, and pursuant to Section 18 hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each U.S. federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States of America (each, a “New York Court”), and the Company has the power to designate, appoint and empower, and pursuant to Section 18 hereof, has legally, validly, effectively and irrevocably designated, appointed and empowered, the Authorized Agent (as defined in Section 18 hereof) for service of process in any action arising out of or relating to this Agreement or the Offered Securities in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof.

(ss)                              Waiver of Immunity. None of the Company, its Subsidiaries or any of the Company’s or its Subsidiaries’ properties, assets or revenues has any right of immunity under Cayman Islands or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, its Subsidiaries or any of the Company’s or its Subsidiaries’ properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law.

(tt)                                Enforceability  of  New  York  Judgment.  The  courts  of  the  Cayman  Islands  would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such  courts  did  not  contravene  the  rules  of  natural  justice  of  the  Cayman  Islands;  (c)  such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(uu)                          No Unlawful Payments.  Neither the Company nor any of its Subsidiaries nor any director, officer, or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(vv)                          No Conflicts with Sanctions Laws.  Neither the Company nor any of its Subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ww)                      Compliance with Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xx)                          No Termination of Contracts.  Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts  or  agreements  referred  to,  described  in  or  filed  as  an  exhibit  to,  the  Registration Statement, the General Disclosure Package and the Final Prospectus, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, except in each case as such termination or non-renewal would not reasonably be expected to have a Material Adverse Effect.

(yy)                          Listing.  The Offered Securities have been approved for listing on the NYSE.

(zz)                            Absence of Proceedings Against Directors and Executive Officers.  To the Company’s best knowledge after inquiry, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Company’s board of directors or in the Company.

(aaa)                   Absence of Offering.  The Company has not sold, issued or distributed any ordinary shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(bbb)                   Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(ccc)                      Authorization of Registration Statement.  The Registration Statements, the ADR Registration Statement, the General Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus and the filing of the Registration Statements, the ADR Registration Statement, the General Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statements and the ADR Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(ddd)                   No distribution of Offering Material.  The Company has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities, other than any Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any General Use Issuer Free Writing Prospectus set forth on Schedule B hereto.

(eee)                      No FINRA Association.  There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or, to the Company’s knowledge, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission.

(fff)                         Officer Certificate.  Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

3.                                      Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions herein, the Company agrees to sell to the several Underwriters, and each of the

Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$11 per ADS, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.  The Offered Securities will be offered in the United States through the Underwriters, either directly or indirectly through their U.S. broker-dealer affiliates, or such other registered dealers as may be designated by the Underwriters.

The Company will deliver the ADRs evidencing the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price by the Underwriters in same day funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the Hong Kong office of Simpson Thacher & Bartlett LLP, at 9:00 A.M., Eastern time, on June 11, 2014, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The ADRs so to be delivered  or evidence of their issuance will be made available for checking at the office of Simpson Thacher & Bartlett LLP, 35th Floor ICBC Tower, 3 Garden Road, Central, Hong Kong Special Administrative Region, People’s Republic of China, at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per ADS to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not earlier than two nor later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver ADRs evidencing the Optional  Securities  being  purchased  on  each  Optional  Closing  Date  to  or  as  instructed  by  the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the Hong Kong office of Simpson Thacher & Bartlett LLP.  The ADRs so to be delivered on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of Simpson

Thacher & Bartlett LLP, 35th Floor ICBC Tower, 3 Garden Road, Central, Hong Kong Special Administrative Region, People’s Republic of China, at a reasonable time in advance of such Optional Closing Date.

The documents to be delivered on any Closing Date on behalf of the parties hereto pursuant to Section 7 hereof shall be delivered at the offices of Simpson Thacher & Bartlett LLP, 35th Floor ICBC Tower, 3 Garden Road, Central, Hong Kong Special Administrative Region, People’s Republic of China, and the ADSs shall be delivered at the office of DTC, all on the applicable Closing Date.

4.                                      Offering by Underwriters.  It is understood that the Underwriters propose to offer the Offered Securities for sale to the public upon the terms and conditions as set forth in the Final Prospectus.

5.                                      Certain Agreements of the Company.  The Company agrees with you that:

(a)                                 Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including  the  Final  Prospectus)  pursuant  to  and  in  accordance  with  Rule 424(b)(2)  (or,  if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)                                 Filing of Amendments; Response to Commission Requests.  The Company agrees to keep available  the  Registration  Statement  for  the  sale  of  the  Shares  represented  by  the  Offered Securities for the period commencing on the Effective Date and ending when the Underwriters have exercised their option to purchase the Optional Securities or upon such option’s earlier termination.  The Company will promptly advise the Representatives of any proposal to amend or supplement  the  Registration  Statement,  the  ADR  Registration  Statement  or  any  Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly  of  (i)  the  filing  of  any  such  amendment  or  supplement,  (ii)  any  request  by  the Commission or its staff for any amendment to the Registration Statement or the ADR Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement  or  the  ADR  Registration  Statement  or  the threatening  of  any  proceeding  for  that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)                                  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or any dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or the ADR Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and any other dealers upon reasonable request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will  effect  such  compliance.  Neither  the  Representatives’ consent  to,  nor  the  Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)                                 Rule 158.  As soon as practicable, but not later than 16 months, after the date of this Agreement,  the  Company  will  make  generally  available  to  its  security holders  an  earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)                                  Furnishing of Prospectuses.  The Company will furnish, without charge, to the Underwriters copies of the Registration Statement and the ADR Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and  in such quantities as the Representatives reasonably request.

(f)                                   Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g)                                  Reporting Requirements.  For so long as the Offered Securities remain outstanding, the Company will furnish to the Representatives, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Underwriters.

(h)                                 Payment of Expenses.  The Company will pay all expenses incident to the performance of its  obligations  under  this  Agreement,  including  but  not  limited  to  any  filing  fees  and  other expenses incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the FINRA of the Offered Securities (including filing fees), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities incurred by the Company including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses in connection with the registration of the Offered Securities under the Act, and expenses incurred in printing and distributing preliminary prospectuses and the Final Prospectus (including any amendments  and  supplements  thereto)  to  the  Underwriters  and  for  expenses  incurred  for preparing,  printing  and  distributing  any  Issuer  Free  Writing  Prospectuses  to  investors  or prospective investors.  For avoidance of doubt, the Underwriters will pay for all of out of pocket expenses incurred by the Underwriters, including any travel expenses, and all fees and disbursements of counsel to the Underwriters and any other advisors to the Underwriters.

(i)                                     Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package, the Registration Statement and the Final Prospectus, and the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)                                    Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)                                 Taxes.  The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the issuance, delivery and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future such taxes unless the Company is compelled by law to deduct or withhold such taxes. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(l)                                     Restriction on Sale of Securities.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Shares or any securities convertible into or exchangeable or exercisable for any of its Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock- Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action set forth in clauses (i) to (v), without the prior written consent of the Representatives except grants by the Company of options pursuant to the terms of a share incentive plan in effect on the date hereof and issuances by the Company of Lock-Up Securities pursuant to the exercise of options issued under the share incentive plan.  The foregoing sentence shall not apply to (a) the sale of the Offered Securities under this Agreement or the concurrent offering of Notes or (b) any purchase of call options by the Company for the Shares of ADSs. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

(m)                             Cayman Islands Matters. The Company agrees that it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands.

(n)                                 Due Diligence. The Company will afford the Underwriters, on reasonable notice, a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for transactions pursuant to which the Underwriters act as underwriters of equity securities (including, without limitation, the availability of the chief financial officer and general counsel to respond to questions regarding the business and financial condition of the Company and the right to have made available to them for inspection such records and other information as they may reasonably request).

(o)                                 Investment Company Act. The Company shall not invest, or otherwise use, the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(p)                                 Interim Financial Statements. Prior to a Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(q)                                 Listing. The Company will use its best efforts to maintain the listing of the Offered Securities on the NYSE.

(r)                                    Deposit of Offered Securities. The Company will, on or prior to each Closing Date, deposit the Offered Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Firm Securities or Optional Securities, as the case may be, will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at each Closing Date.

(s)                                   Trademarks.  Upon reasonable request of any Underwriter in writing, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter solely for the purpose of facilitating the offering of the Offered Securities.

(t)                                    Compliance with Securities Laws.  The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable Securities Laws, rules and regulations, including, without limitation, Sarbanes-Oxley.

(u)                                 Restriction on Offering of Offered Securities.  The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or the Offered Securities, in each case other than the Final Prospectus.

6.                                      Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to in writing by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.                                      Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Offered Securities on each respective Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                 Accountants’ Comfort Letter.  You shall have received letters, dated, respectively, the date  hereof  and  each  Closing  Date,  of  each of Deloitte  Touche  Tohmatsu and KPMG,  in  form  and  substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Final Prospectus.

(b)                                 Filing of Prospectus.  The Final Prospectus shall  have  been  filed  with  the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.

No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c)                                  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in U.S., Cayman Islands, PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company  on  any  exchange  or  in  the  over-the-counter  market;  (v)  any  banking  moratorium declared by any U.S. federal, New York, Cayman Islands, or PRC government authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or PRC, any declaration of war by Congress or any other U.S. national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)                                 On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(e)                                  Opinion of Cayman Islands Counsel for Company.  On such Closing Date, you shall have received the opinion, dated as of such Closing Date, of Conyers Dill & Pearman (Cayman) Limited, Cayman Islands counsel for the Company, in form and substance satisfactory to the Underwriters’ counsel, to the effect set forth in Exhibit A hereto and to such further effect as the Underwriters’  counsel may reasonably request.

(f)                                   Opinion of Special U.S. Counsel for Company.  On such Closing Date, you shall have received the opinion and 10b-5 letter, dated as of such Closing Date, of Kirkland & Ellis, special U.S. counsel for the Company, in form and substance satisfactory to the Underwriters’ counsel, to the effect set forth in Exhibit B hereto and to such further effect as the Underwriters’ counsel may reasonably request.

(g)                                  Opinion of Special PRC Counsel for Company.  On such Closing Date, you shall have received the opinion, dated as of such Closing Date, of Fangda Partners, special PRC counsel for the Company, in form and substance satisfactory to the Underwriters’ counsel, to the effect set forth in Exhibit C hereto and to such further effect as the Underwriters counsel may reasonably request.

(h)                                 Opinion of U.S. Counsel for Underwriters.  You shall have received from Simpson Thacher & Bartlett LLP, the Underwriters’ U.S. counsel, such opinion or opinions and 10b-5 letter, dated as of such Closing Date, with respect to such matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling such counsel to pass upon such matters.

(i)                                     Opinion of Special PRC Counsel for Underwriters.  On such Closing Date, you shall have received the opinion, dated as of such Closing Date, of Jun He Law Offices, special PRC counsel for the Underwriters, with respect to such matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j)                                    Opinion of Counsel for Depositary.  On such Closing Date, you shall have received the favorable opinion, dated as of such Closing Date, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to the Underwriters’ counsel, to the effect set forth in Exhibit D hereto.

(k)                                 Lock-up Agreement.  At the date of this Agreement, you shall have received a lock-up agreement substantially in the form of Exhibit E hereto or as otherwise agreed with the Representatives duly signed by each of the directors, executive officers and certain other shareholders of the Company named on Schedule D hereto.

(l)                                     Officer’s Certificate.  You shall have received a certificate, dated as of such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company  in  this  Agreement  are  true  and  correct;  (ii)  the  Company  has  complied  with  all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements in the General Disclosure  Package,  the  Registration  Statement  and  the  Final  Prospectus,  there  has  been  no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(m)                             Deposit Agreement.  The Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Offered Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(n)                                 Depositary Certificate.  The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date, certificates satisfactory to the Representatives evidencing the deposit with it of the Offered Shares being so deposited against issuance of the Offered Securities to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of such Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(o)                                 FINRA.  FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(p)                                 No Issuer Free Writing Prospectus.  No Issuer Free Writing Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Final Prospectus shall have been filed to which the Representatives shall have objected in writing.

(q)                                 Listing.  The Offered Securities shall have been approved to be listed on the NYSE.

(r)                                    Other Documents.  The Representatives shall have been furnished with such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Simpson Thacher & Bartlett LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to a Closing Date. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5(h) and 8 hereof).

8.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters.  The Company agrees:

(1)                                 to indemnify and hold harmless each Underwriter, its affiliates, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, the ADR Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, (ii) with respect to any part of the Registration Statement at any time or the ADR Registration Statement at any time, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any part of the Registration Statement at any time, the ADR Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 15; and

(2)                                 to reimburse each Underwriter, its affiliates,  each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter, its affiliates, or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Offered Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)                                 Indemnification of Company.  Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the

Registration Statement at any time, the ADR Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, (ii) with respect to any part of the Registration Statement at any time or the ADR Registration Statement at any time, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in any part of the Registration Statement at any time, the ADR Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 15.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)                                  Actions against Parties; Notification.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice (through the forfeiture of substantive rights or defenses, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)                                 Contribution.  To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Offered Securities purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  In any proceeding relating to any part of the Registration Statement at any time, the ADR Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)                                   Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its affiliates, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Offered Securities and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.                                      Default of Underwriters.  If on a Closing Date any Underwriter shall fail to purchase and pay for the Offered Securities hereunder which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such Offered Securities as may be agreed upon, and upon the terms set forth herein, the Offered Securities which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Offered Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Offered Securities with respect to which such default shall occur does not exceed 10% of the aggregate number of Offered Securities to be purchased on such Closing Date, the other Underwriters shall be obligated, severally, in proportion to the respective number of Offered Securities which they are obligated to purchase hereunder, to purchase the Offered Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Offered Securities with respect to which such default shall occur exceeds 10% of the aggregate number of Offered Securities to be purchased on such Closing Date, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company, except to the extent provided in Sections 5(h) and 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the ADR Registration Statement, the General Disclosure Package or in the Final Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.                               Survival  of  Certain  Representations  and  Obligations.  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Offered Securities under this Agreement.

11.                               Termination.  (a)  This Agreement may be terminated by you by notice to the Company (a) at any time prior to a Closing Date if any of the following has occurred:  (i) since the date of the most recent financial statements included in the Registration Statement, the ADR Registration Statement, the General Disclosure Package and the Final Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis if the effect of such outbreak, escalation, declaration, emergency, calamity or crisis on the financial markets of the United States, the PRC or Hong Kong would, in your judgment, make it impracticable or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities, (iii) any material change in economic or political conditions, if the effect of such change on the financial markets of the United States, the PRC or Hong Kong would, in your judgment, make it impracticable or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities or (iv) suspension of trading in securities generally on the NYSE, the Nasdaq Stock Market, the Hong Kong Stock Exchange,

the Shanghai Stock Exchange or the Shenzhen Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, or a disruption in commercial banking or securities settlement or clearance systems in the United States, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (vi) the declaration of a banking moratorium by United States, New York State, the PRC or Hong Kong authorities, (vii) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), (viii) the suspension of trading of any securities of the Company by any  exchange,  the  over-the-counter  market, the Commission, or any other governmental authority or (ix) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b)                                 as provided in Sections 7 and 9 of this Agreement.

12.                               Notices. All communications hereunder will be in writing and, if sent to Deutsche Bank Securities Inc., Barclays Capital Inc., J.P. Morgan Securities LLC or Goldman Sachs (Asia) L.L.C. will be mailed, delivered or telegraphed and confirmed to it at, in the case of Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York  10005, United States of America, Attention: Equity Capital Markets — Syndicate Desk, Fax: +1 (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, United States of America, Attention: General Counsel, fax: (212) 797-4564, in the case of Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, United States of America  Attention: Syndicate Registration, Fax: +1 646 834 8133 , in the case of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, United States of America, Fax: +1 (212) 622-8358, Attention: Equity Syndicate Desk, and in the case of Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central , Hong Kong, Attention: Edmund Lo; if to the Company, to Trina Solar Limited, No. 2 Tian He Road, Electronics Park, New District, Changzhou, Jiangsu 213031, PRC, Attention: Teresa Tan, CFO.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the Underwriters to properly identify their respective clients.

13.                               Successors. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Offered Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14.                               Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

15.                               Information provided by Underwriters.  The Company and the Underwriters acknowledge and agree that the only information furnished by any Underwriter to the Company consists of the description of stabilization actions appearing under the caption “Underwriting” in each of the Registration Statement and the Final Prospectus and the name and address of the Underwriters.

16.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.                               Absence of Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

18.                               Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in U.S. federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, New York, as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 12 hereof, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and you in accordance with its terms.

Very truly yours,

TRINA SOLAR LIMITED

/s/ Jifan Gao
Name: Jifan Gao
Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Andrew Yaeger	By:	/s/ Andrew Clark
	Name: Andrew Yaeger		Name: Andrew Clark
	Title: Managing Director		Title: Director

BARCLAYS CAPITAL INC.

By:	/s/ David Levin
Name: David Levin
Title: Managing Director

J.P.MORGAN SECURITIES LLC

By:	/s/ Gregor Feige
Name: Gregor Feige
Title: Executive Director

GOLDMAN SACHS (ASIA) L.L.C.

By:	/s/ Rupert Mitchell
Name: Rupert Mitchell
Title: Managing Director

SCHEDULE A

Underwriter	Number of Firm Securities

Deutsche Bank Securities Inc.	3,080,000

Barclays Capital Inc.	1,760,000

J.P. Morgan Securities LLC	1,760,000

Goldman Sachs (Asia)	1,760,000

HSBC Securities (USA) Inc.	440,000

Total	8,800,000

SCHEDULE B

General Use Free Writing Prospectuses (included in the General Disclosure Package):

N/A

Other Information Included in the General Disclosure Package:

1.                                      The initial price to the public of the Offered Securities: US$11 per ADS.

SCHEDULE C

LIST OF SUBSIDIARIES

Name of Entity	Country of Incorporation	Ownership Interest
Changzhou Trina Solar Energy Co., Ltd.	China	100%
Top Energy International Limited	Hong Kong	100%
Trina Solar Korea Limited	Korea	100%
Trina Solar (Singapore) Pte. Ltd.	Singapore	100%
Trina Solar (Luxembourg) Holdings S.A.R.L.	Luxembourg	100%
Trina Solar (U.S.) Inc.	United States	100%
Trina Solar (U.S.) Holding Inc.	United States	100%
Trina Solar (Germany) GmbH	Germany	100%
Trina Solar (Schweiz) AG	Switzerland	100%
Trina Solar (Luxembourg) S.A.R.L.	Luxembourg	100%
Trina Solar (Spain) S.L.U.	Spain	100%
Trina Solar (Italy) S.r.l.	Italy	100%
Trina Solar (Japan) Limited	Japan	100%
Trina Solar Energy Development Pte. Ltd.	Singapore	100%
Trina Solar (Hong Kong) Enterprise Limited	Hong Kong	100%
Trina Solar (Changzhou) Science and Technology Co., Ltd.	China	100%
Trina Solar Energy (Shanghai) Co., Ltd.	China	100%
Trina Solar (U.S.) Development LLC	United States	100%
TP-CA-SOUTH LLC	United States	100%
Trina Solar (Australia) Pty Ltd.	Australia	98%
Trina Solar Middle East Limited	United Arab Emirates	100%
Trina Solar (France) SAS	France	100%
LightBeam Power Company Gridley Main, LLC	United States	100%
Placer Solar, LLC	United States	92.5%
Lucania S.r.l.	Italy	100%
Yancheng Trina Solar Science & Technology Co., Ltd.	China	100%
Changzhou Trina Solar PV Power System Co., Ltd.	China	100%
Lovern Solar, LLC	United States	100%
Jiangsu Trina Solar Electric Power Development Co., Ltd.	China	100%
Trina Solar (Chile) SPA	United States	100%
LightBeam Power Company Gridley Main Two LLC	United States	100%
Trina Solar (Malaysia) SDN.BHD	Malaysia	100%
Trina Solar (United Kingdom) Limited	United Kingdom	100%
Trina Solar (Canada) Inc.	Canada	100%
Wuwei Yineng Solar Electricity Generation Co., Ltd.	China	100%
Hunan Trina Solar Electric Power Development Co., Ltd.	China	95%
PVE-Services GmbH	Switzerland	100%
Trina Solar (Luxembourg) Overseas Systems S.à r.I.	Luxembourg	100%
Good Energy Homeland SPV 005	United Kingdom	100%
KS SPV 20 Limited	United Kingdom	100%
Tanagra Solar Energy S.A	Greece	100%
S. Aether Energy S.A.	Greece	100%
Lightleasing PTY LTD	Australia	98.23%

Trina Solar (Luxembourg) EU Systems S.à r.l.	Luxembourg	100%
Trina Solar (Brazil) Ltda.	Brazil	100%
Witherington Solar Farm Limited	United Kingdom	100%
Wilbees Solar Farm Ltd	United Kingdom	100%
Trina Solar (Puerto Rico) Development , LLC	Puerto Rico	100%
Valencia Solar Farm, LLC	Puerto Rico	100%
El Coto Solar Farm, LLC	Puerto Rico	100%
Machuchal Solar Farm, LLC	Puerto Rico	100%
San Sebastian Solar Farm, LLC	Puerto Rico	100%
Carolina Solar Farm, LLC	Puerto Rico	100%
Lovern Solar Holding, LLC	United States	100%
Lovern Solar Interconnect, LLC	United States	100%
Turpan Trina Solar Energy Co., Ltd.	China	100%
Tuokexun Trina Solar Energy Co., Ltd.	China	100%
Xiangshui Hengneng Trina Solar Electricity Generation Co., Ltd.	China	100%
Xiangshui Yongneng Triana Solar Electricity Generation Co., Ltd.	China	100%
K2014101257(PTY) LTD	South Africa	100%
Trina Solar First Holding Limited	BVI	100%
Trina Solar (Cayman) Holding Limited	Cayman	100%
Trina Solar Second Holding Limited	BVI	100%
Trina Solar Third Holding Limited	BVI	100%
Trina Solar (Singapore) Second Pte. Ltd	Singapore	100%
Trina Solar (Singapore) Third Pte. Ltd	Singapore	100%

LIST OF SIGNIFICANT SUBSIDIARIES

Name of Entity	Country of Incorporation	Ownership Interest
Changzhou Trina Solar Energy Co., Ltd.	China	100%
Trina Solar (Singapore) Pte. Ltd.	Singapore	100%
Trina Solar (Luxembourg) Holdings S.A.R.L.	Luxembourg	100%
Trina Solar (U.S.) Inc.	United States	100%
Trina Solar (U.S.) Holding Inc.	United States	100%
Trina Solar (Germany) GmbH	Germany	100%
Trina Solar (Schweiz) AG	Switzerland	100%
Trina Solar (Luxembourg) S.A.R.L.	Luxembourg	100%
Trina Solar (Spain) S.L.U.	Spain	100%
Trina Solar (Italy) S.r.l.	Italy	100%
Trina Solar (Japan) Limited	Japan	100%
Trina Solar Energy Development Pte. Ltd.	Singapore	100%
Trina Solar (Changzhou) Science and Technology Co., Ltd.	China	100%
Trina Solar Energy (Shanghai) Co., Ltd.	China	100%
Trina Solar (U.S.) Development LLC	United States	100%
TP-CA-SOUTH LLC	United States	100%
Trina Solar (Australia) Pty Ltd.	Australia	100%
Trina Solar Middle East Limited	United Arab Emirates	100%
LightBeam Power Company Gridley Main, LLC	United States	100%
Lucania S.r.l.	Italy	100%
Yancheng Trina Solar Science & Technology Co., Ltd.	China	100%
Changzhou Trina Solar PV Power System Co., Ltd.	China	100%
Jiangsu Trina Solar Electric Power Development Co., Ltd.	China	100%
Wuwei Trina Solar Electricity Generation Co., Ltd.	China	100%
LightBeam Power Company Gridley Main Two LLC	United States	100%
Trina Solar (United Kingdom) Limited	United Kingdom	100%
Trina Solar (Canada) Inc.	Canada	100%
Wuwei Yineng Solar Electricity Generation Co., Ltd.	China	100%
Hunan Trina Solar Electric Power Development Co., Ltd.	China	95%
PVE-Services GmbH	Switzerland	100%
Trina Solar (Luxembourg) Overseas Systems S.à r.I.	Luxembourg	100%
Good Energy Homeland SPV 005	United Kingdom	100%
KS SPV 20 Limited	United Kingdom	100%
Tanagra Solar Energy S.A	Greece	100%
S. Aether Energy S.A.	Greece	100%
Lightleasing PTY LTD	Australia	98.23%
Trina Solar (Luxembourg) EU Systems S.à r.l.	Luxembourg	100%
Trina Solar (Brazil) Ltda.	Brazil	100%
Witherington Solar Farm Limited	United Kingdom	100%
Wilbees Solar Farm Ltd	United Kingdom	100%
Trina Solar (Puerto Rico) Development , LLC	Puerto Rico	100%
Valencia Solar Farm, LLC	Puerto Rico	100%
El Coto Solar Farm, LLC	Puerto Rico	100%
Machuchal Solar Farm, LLC	Puerto Rico	100%
San Sebastian Solar Farm, LLC	Puerto Rico	100%
Carolina Solar Farm, LLC	Puerto Rico	100%

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Wonder World Ltd

Jifan Gao

Liping Qiu

Jerome Corcoran

Qian Zhao

Yeung Kwok On

Henry Wai Kwan Chow

Teresa Tan

Yang Shao

Zhiguo Zhu

Qi Lin

Haiyan Sun

Jiqing Gao

Benjamin Hill

Mark Mendenhall

EXHIBIT A

FORM OF OPINION OF COMPANY’S CAYMAN ISLANDS COUNSEL

[Intentionally omitted]

EXHIBIT B

FORM OF OPINION OF COMPANY’S U.S. COUNSEL

[Intentionally omitted]

EXHIBIT C

FORM OF OPINION OF COMPANY’S PRC COUNSEL

[Intentionally omitted]

EXHIBIT D

FORM OF OPINION OF DEPOSITARY BANK’S U.S. COUNSEL

[Intentionally omitted]

EXHIBIT E

LOCK-UP AGREEMENT

June 5, 2014

Trina Solar Limited
No. 2 Xin Yuan Yi Road
Electronics Park, New District
Changzhou, Jiangsu 213031
People’s Republic of China

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
United States of America

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
United States of America

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
United States of America

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Dear Sirs:

As an inducement to Deutsche Bank Securities Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and Goldman Sachs (Asia) L.L.C., as Representatives (the “Representatives”) of the several underwriters, to execute an Underwriting Agreement (the “Underwriting Agreement”) pursuant to which a public offering of up to 8,800,000 American Depositary Shares (the “ADSs” and each an “ADS”), each representing fifty ordinary shares, par value $0.00001 per share (the “Shares”), of Trina Solar Limited, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities (as defined below) or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives (as defined in the Underwriting Agreement).  In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. The ADSs and the Shares are collectively referred to as the “Securities.”

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus supplements used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement.  Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member of the undersigned, or a trust or an entity beneficially owned by the undersigned or a family member of the undersigned, may be made prior to the expiration of the Lock-Up Period without prior consent from the Representatives, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer.  For purposes of this paragraph, “family member” shall mean spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before June 15, 2014.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

2

Very truly yours,

[Name of shareholder]

[ACKNOWLEDGEMENT AND AGREEMENT OF BENEFICIAL OWNER1

The undersigned beneficial owner of securities of [shareholder] hereby acknowledges and agrees that the restrictions set forth in this letter shall apply mutatis mutandis to it with respect to such securities.

Very truly yours,

Signature:
Print:
Name:	]

1 To be completed by any person who beneficially owns more than 50% of the interests in the shareholder of the Company signing this letter.

3